UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 4, 2010
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders

The Hershey Company’s Annual Meeting of Stockholders was held on May 4, 2010. The following directors were elected by the holders of Common Stock and Class B Common Stock, voting together without regard to class:

Name	Votes For	Votes Withheld	Broker Non-Votes
Pamela M. Arway	715,699,829	3,089,048	26,526,820
Robert F. Cavanaugh	696,920,844	21,762,033	26,526,820
Charles A. Davis	715,545,350	3,243,527	26,526,820
James E. Nevels	697,271,259	21,411,618	26,526,820
Thomas J. Ridge	714,475,953	4,312,923	26,526,820
David J. West	715,583,717	3,205,159	26,526,820
LeRoy S. Zimmerman	714,001,428	4,787,448	26,526,820

The following director was elected by the holders of the Common Stock voting as a class:

Name	Votes For	Votes Withheld	Broker Non-Votes
David L. Shedlarz	94,877,231	18,831,366	26,519,480

Holders of the Common Stock and the Class B Common Stock, voting together, ratified the appointment of KPMG LLP as the Company’s independent auditors for 2010. Stockholders cast 743,503,634 votes for the appointment, 1,451,127 votes against the appointment and abstained from casting 360,935 votes on the appointment of independent auditors.

No other matters were submitted for stockholder action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 6, 2010

THE HERSHEY COMPANY
By: /s/ Humberto P. Alfonso
Humberto P. Alfonso Senior Vice President, Chief Financial Officer